U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2005

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01    Entry into a Material Definitive Agreement

On October 25, 2005, the stockholders of Vion Pharmaceuticals, Inc. (the "Company") approved the Company's 2005 Stock Incentive Plan (the "2005 Plan").

The following brief description of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached hereto as Exhibit 10.1.

The total number of shares of common stock which may be issued pursuant to the 2005 Plan is equal to 6,725,000 plus the number of shares of common stock that remain available for new awards under the Company's 2003 Stock Option Plan (the "2003 Plan") on October 25, 2005. This number is subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. As of October 25, 2005, 716,907 shares of common stock remained available for new awards under the 2003 Plan. Only the number of shares actually delivered to and retained by award recipients in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2005 Plan. Shares subject to awards granted under the 2005 Plan or the 2003 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the recipient (or, if previously delivered, returned to the Company by such recipient) will be available for issuance under the 2005 Plan. Shares withheld in payment of the exercise price or taxes relating to an award under the 2005 Plan or the 2003 Plan and shares equal to the number tendered in payment of any exercise price or taxes relating to any such award will also be available for issuance under the 2005 Plan. In no event may more than 6,725,000 shares of common stock (subject to adjustment for stock splits, stock dividends and other extraordinary corporate events) be issued under the 2005 Plan pursuant to incentive stock options ("ISOs").

The 2005 Plan limits the number of shares that may be covered by options, stock appreciation rights ("SARs") and performance awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code to any person in a given calendar year. Under this annual per-person limitation (which applies separately to each type of award), no person may in any year be granted awards covering more than 1,000,000 shares (subject to adjustment for stock splits, stock dividends and other extraordinary corporate events), plus the amount of the person's unused annual share limit relating to the same type of award as of the close of the previous year.

Awards may be granted under the 2005 Plan to any member of our Board of Directors (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates.

The 2005 Plan will be administered by the Compensation Committee of our Board of Directors (the "Committee"), except that determinations with respect to the grant and administration of awards to non-employee directors must be made by our Board of Directors. Subject to the terms and conditions of the 2005 Plan, the Committee is authorized to select the persons to whom awards will be made; prescribe the terms and conditions of each award and make amendments thereto; construe, interpret and apply the provisions of the 2005 Plan and of any agreement or other document evidencing an award made under the 2005 Plan and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the 2005 Plan.

The 2005 Plan contains a limitation on repricing pursuant to which no repricing (within the meaning of any stock exchange or market on which the shares of common stock may then be listed) of any outstanding option granted under the 2005 Plan will be permitted, without the approval of our stockholders. Adjustments to the price or number of shares subject to an award to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

The Committee is authorized to grant stock options, including ISOs and options that do not qualify as ISOs. SARs may also be granted, entitling the recipient to receive the excess of the fair market value of a share of common stock on the date of exercise over the designated "base price" of the SAR. The exercise price of an option and the base price of an SAR will be determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The Committee will determine the term of each option and SAR, but the maximum term of each option and SAR will be ten years. Subject to this limit, the times at which each will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the recipient to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Committee).

The Committee will establish any vesting requirements for deferred stock granted for continuing services. Prior to settlement, deferred stock awards, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue unless otherwise determined by the Committee.

The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards.

The Committee may also grant performance awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, vested or settleable, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria set forth below for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or products: the commencement, completion or progress of preclinical or clinical trials of proposed products; regulatory filings with respect to the Company's proposed products; regulatory approvals (including approvals of products and approvals of protocols for trials of proposed products); patent applications or issuances; achievement of other product development milestones; manufacturing or process development; information technology; corporate development (including licenses or establishment of third party collaborations or joint ventures); mergers, acquisitions or dispositions (including acquisitions of an licenses of new products and technologies or intellectual property); basic or diluted earnings per share; sales or revenues; earnings before interest and taxes (in total or on a per share basis); net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; and/or total stockholder return. These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the common stock may then be listed, our Board of Directors, acting in its sole discretion and without further action on the part of our stockholders, may amend the 2005 Plan at any time and from time to time and may terminate the 2005 Plan at any time. Unless earlier terminated, the 2005 Plan will terminate on the tenth anniversary of the date on which it is approved by our stockholders.

Non-Employee Director Compensation

Upon receipt of stockholder approval of the 2005 Plan at the Annual Meeting of Stockholders on October 25, 2005, the form in which equity compensation is provided to our non-employee directors was changed from stock option awards to restricted stock awards, on the following terms:

•	annual restricted stock grants to each non-employee director on the first trading day following each annual meeting for the number of shares of our common stock determined by dividing $28,200 by the fair market value of our common stock on such date (provided that, if the price per share of our common stock is less than $2.00 on such date, the number of shares of restricted stock shall be fixed at 11,300), which shares shall fully vest one year after the date of each grant or upon a change in control; and

•	an initial restricted stock grant on the first trading day following a non-employee director's initial appointment or election to the board for the number of shares of our common stock determined by dividing $100,000 by the fair market value of our common stock on such date (provided that, if the price per share of our common stock is less than $2.00 on such date, the number of shares of restricted stock shall be fixed at 34,700), which shares shall vest in three equal annual installments or upon a change in control.

Pursuant to the annual restricted stock grants described above, each of William R. Miller, George Bickerstaff, Stephen K. Carter, M.D., Gary Willis, Alan C. Sartorelli, Ph.D. and Mario Sznol, M.D. will be granted 12,936 shares of restricted stock upon the filing of a Registration Statement on Form S-8 relating to the 2005 Plan. The form of the restricted stock agreement for its non-employee directors pursuant to the 2005 Plan is attached hereto as Exhibit 10.2.

Item 1.02    Termination of a Material Definitive Agreement

From and after our stockholders' approval of the 2005 Plan on October 25, 2005, no additional options will be granted under the 2003 plan, including automatic option awards that would otherwise be made pursuant to the 2003 Plan to our non-employee directors on the day following the annual meeting. However, previously authorized awards under such plan will remain in effect in accordance with their terms.

Item 8.01    Other Events

At the Company's annual meeting of stockholders held on October 25, 2005, three proposals were voted upon by the Company's stockholders. A description of each proposal and a tabulation of the votes for each of the proposals follows:

1.    To elect seven directors to hold office until the 2006 annual meeting of stockholders or until their successors are elected and qualified. All seven nominees were elected:

	For Nominee	Authority Withheld From Nominee
William R. Miller	57,714,246	829,932
George Bickerstaff	57,979,534	564,644
Stephen K. Carter, M.D.	57,787,683	756,495
Alan Kessman	57,501,199	1,042,979
Alan C. Sartorelli, Ph.D.	56,703,164	1,841,014
Mario Sznol, M.D.	57,124,413	1,419,765
Gary Willis	57,979,634	564,544

2.    To approve the 2005 Plan. The 2005 Plan was approved:

For	Against	Abstentions and Broker Non-Votes
20,624,279	2,021,992	35,897,907

3.    To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2005. The appointment of Ernst & Young LLP was ratified:

For	Against	Abstentions and Broker Non-Votes
58,005,001	236,303	302,874

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits

10.1	Vion Pharmaceuticals, Inc. 2005 Stock Incentive Plan

10.2	Form of Restricted Stock Agreement for Non- Employee Directors Under the 2005 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.

Date: October 31, 2005	By: /s/ Howard B. Johnson Name: Howard B. Johnson Title: President and Chief Financial Officer